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                                                                    EXHIBIT 10.2






                              OPPORTUNITY AGREEMENT

                        Dated as of __________ ___, 1998

                                     between

                        OMEGA HEALTHCARE INVESTORS, INC.

                                       and

                              OMEGA WORLDWIDE, INC.




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                              OPPORTUNITY AGREEMENT

         This OPPORTUNITY AGREEMENT (this "Agreement"), is entered into as of __________ ___, 1998 between Omega Healthcare Investors, Inc., a Maryland corporation ("Omega"), and Omega Worldwide, Inc., a Maryland corporation ("Omega Worldwide").

         WHEREAS, an entity organized as a REIT principally makes passive investments which produce interest or rental income, and the nature of the investment approach and capital structure of Omega is to seek healthcare investments principally located in the United States and producing significant current income for distribution to Omega shareholders; and

         WHEREAS, Omega may in certain circumstances determine that it is precluded from pursuing, or is limited in the manner in which it pursues, various business opportunities due to its status as a REIT;

         WHEREAS, Omega Worldwide emphasizes investment opportunities (including healthcare operating opportunities) and active advisory management opportunities not requiring a significant current yield but contemplating long-term appreciation of growth in value through investments made worldwide, and has been formed for the purpose of, among other things, consolidating the advisory and management business and international operations previously conducted by Omega; and

         WHEREAS, it is the objective of the parties that to the extent of their common interests, each party will provide the other with a right of first opportunity with respect to certain business opportunities made available to each of them;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Section 1.1 Definitions. In addition to the terms defined in the preamble and recitals to this Agreement and elsewhere herein, the following terms shall have the meanings set forth herein for the purposes of this
Agreement:

                  "Affiliate" with respect to a Person, means a Person that controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting




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         securities, by contract or otherwise; and the terms "affiliated,"
         "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Change of Control" means a change in control of either party of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A, Regulation 240, 14a-101, promulgated under the Securities Exchange Act of 1934 (the "Act"), or, if Item 6(e) is no longer in effect, any regulation issued by the Securities and Exchange Commission pursuant to the Act which serves similar purposes; provided that, without limitation, a Change of Control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) is or becomes a beneficial owner, directly or indirectly, of securities of such company representing 50% or more of the combined voting power of such company's then outstanding securities, (b) individuals who are members of the Board of Directors immediately prior to a meeting of the shareholders of such company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election, or (c) a merger in which such company is not the surviving corporation, and the shareholders of such company immediately prior to such merger do not own at least a majority of the outstanding shares of the surviving corporation.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Disinterested Directors" means, (i) with respect to Omega, the member(s) of Omega's Board of Directors who are not, and are not associates of, a direct, indirect or beneficial stockholder, director, officer, employee or Affiliate of Omega Worldwide or any of its Affiliates, and (ii) with respect to Omega Worldwide, the member(s) of Omega Worldwide's Board of Directors who are not, and are not associates of, a direct, indirect or beneficial stockholder, director, officer, employee or Affiliate of Omega or any of its Affiliates. For purposes hereof, the term "associate" shall have the meaning given in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

                  "Opportunity" means either a Worldwide Opportunity or a REIT Opportunity.

                  "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

                  "REIT" means a real estate investment trust under sections 856 through 860 of the Code.

                  "REIT Opportunity" means any opportunity, principally within the United States, to (i) make any investment in healthcare real estate, real estate mortgages, real estate derivatives, or entities that invest exclusively in or have a substantial portion of their assets in any of the foregoing, so long as such investment would be consistent with the


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         requirements of the Code and regulations relating to Omega's status as a REIT; or (ii) make any REIT-Qualified Investment. "REIT-Qualified Investment" means an investment, at least 95% of the gross income from which would qualify under the 95% gross income test set forth in section 856(c)(2) of the Code (or could be structured so to qualify) and the ownership of which would not cause Omega to violate the asset limitations set forth in section 856(c)(4) of the Code (or could be structured not to cause Omega to violate the section 856(c)(4) limitations) and which otherwise meets the federal income tax requirements applicable to REITs.

                  "Worldwide Opportunity" means any opportunity (i) to provide investment advisory services and/or investment management services to any healthcare investors, (ii) to acquire or make debt and/or equity investments (through a joint venture or otherwise) in, any healthcare investor or in healthcare real-estate related assets outside of the United States, (iii) to make investments in any entity conducting healthcare operations, or (iv) to make any other real estate, finance or other investments not customarily undertaken by a qualified REIT.


                                   ARTICLE II
                              RELATIONSHIP OF OMEGA
                               AND OMEGA WORLDWIDE

          Section 2.1 Offer of Opportunities to Omega Worldwide. Subject to the limitations described herein, Omega will offer Omega Worldwide any Worldwide Opportunities that become available to Omega and any REIT Opportunities that Omega determines not to pursue. Omega Worldwide will have 10 business days (the "Notice Period") after receipt of information from Omega with respect to an Opportunity to determine whether or not it will pursue such Opportunity. After the end of the Notice Period, unless Omega has received notice from Omega Worldwide that it will pursue the Opportunity, Omega may, if it desires, pursue the Opportunity itself or offer the Opportunity to any other Person. If Omega Worldwide notifies Omega that it intends to pursue an Opportunity but subsequently decides not to pursue the Opportunity or for any reason fails to consummate the Opportunity, Omega Worldwide shall immediately provide notice that it is no longer pursuing the Opportunity to Omega. Omega shall have the right to pursue the Opportunity itself or offer the Opportunity to any other Person. Notwithstanding anything to the contrary set forth herein, Omega shall have no obligation to offer a Worldwide Opportunity to Omega Worldwide if the Worldwide Opportunity arose out of an investment previously made by Omega outside of the United States. Omega, in its sole discretion, in transactions approved by its Disinterested Directors, will make all decisions as to its willingness to pursue any REIT Opportunities referenced above.


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        Section 2.2 Offer of REIT Opportunities to Omega.  Subject to the
limitations described herein, Omega Worldwide will offer Omega any REIT Opportunities identified by Omega Worldwide. Omega will have the Notice Period after receipt of information from Omega Worldwide with respect to the REIT Opportunity to determine whether or not it will pursue the REIT Opportunity. After the end of the Notice Period, unless Omega Worldwide has received notice from Omega that it will pursue the opportunity, Omega Worldwide may, if it desires, pursue the REIT Opportunity on its own behalf or offer the REIT Opportunity to any other Person. If Omega notifies Omega Worldwide that it intends to pursue a REIT Opportunity but subsequently decides not to pursue the REIT Opportunity or for any reason fails to consummate the REIT Opportunity, Omega shall immediately provide notice that it is no longer pursuing the REIT Opportunity to Omega Worldwide. Omega Worldwide shall have the right to pursue the REIT Opportunity itself or offer the REIT Opportunity to any other Person.

        Section 2.3 Support Provided by Omega Worldwide. Omega Worldwide, at Omega's request, may make investments in certain transactions in order to assist Omega in structuring acquisitions or investments that Omega elects to pursue. The terms pursuant to which such investments are provided will be negotiated in good faith on arm's length terms mutually acceptable to the Disinterested Directors of each of Omega and Omega Worldwide.

                                   ARTICLE III
                                  MISCELLANEOUS

          Section 3.1    Term and Termination.

          (a) This Agreement shall terminate on __________ ___, 2008, subject to renewal by mutual agreement of the parties for successive five-year terms.

         (b) Notwithstanding Section 3.1(a), a party may terminate this Agreement by providing written notice to the other party that the other party is in default of this Agreement and such default is material and remains uncured for 15 days after receipt of notice thereof.

         (c) Notwithstanding Section 3.1(a), this Agreement shall terminate automatically upon a Change of Control of either party.

         Section 3.2     Acknowledgments.

         (a) Each of the parties hereto acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other party hereto will not have an adequate remedy at law if it shall fail to perform any of its obligations hereunder, and each of the parties hereto therefore confirms that the right of the other party hereto to specific performance of the terms of this Agreement is essential to protect the rights and interests of such party. Accordingly, in addition to any other remedies that any party hereto may have at law or in equity, each party

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shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the other party hereto, and each party shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by the other party hereto.

         (b) If performance of any provision of this Agreement, at the time such performance shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. The parties shall negotiate in good faith a replacement clause or provision as consistent with the ineffective clause or provision as is practicable under law.

         Section 3.3 Subsidiaries. Any Opportunity that is offered to and accepted by a party hereunder may be entered into by such party or any subsidiary of such party.

         Section 3.4 Contractual Restrictions. No party shall be required to comply with the first opportunity and notification rights set forth in Article II of this Agreement if such compliance would violate any confidentiality requirement or other contractual restriction binding on such party.

         Section 3.5 No Partnership. While it is the intention of the parties to align their businesses in accordance with the terms of this Agreement, each party shall act independently in its own best interests and neither party shall be considered a partner or agent of the other party or to owe any fiduciary or other common law duties to the other party.

         Section 3.6 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto; provided that any such amendment, modification or supplement shall be approved by the Disinterested Directors of Omega and Omega Worldwide.

         Section 3.7    Noties.   Any notice, request, instruction or other
document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when

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received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or other wire transmission, or (iii) three business days (seven business days for overseas mail) after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

         (a)      If to Omega, addressed as follows:

                  Omega Healthcare Investors, Inc.
                  905 West Eisenhower Circle
                  Suite 110
                  Ann Arbor, Michigan 48103
                  Attention: Chief Financial Officer
                  Facsimile No.: (313) 996-0020



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         (b) If to Omega Worldwide, addressed as follows:

                  Omega Worldwide, Inc.
                  905 West Eisenhower Circle
                  Suite 101
                  Ann Arbor, Michigan 48103
                  Attention: Vice President and Secretary
                  Facsimile No.: (313) 996-0020

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

          Section 3.8 Waivers. The delay or failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

          Section 3.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 3.10 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections or Exhibits shall refer to those portions of this Agreement.

          Section 3.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          Section 3.12 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise specifically provided in this Agreement, no assignment of any rights or obligations shall be made by any party without the written consent of the other party.

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          Section 3.13 No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

          Section 3.14 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

          Section 3.15 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

          Section 3.16 No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                    * * * * *


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                    OMEGA HEALTHCARE INVESTORS, INC.


                                    By:
                                       --------------------------
                                    Name:
                                         ------------------------

                                    Title:
                                          -----------------------

                                    OMEGA WORLDWIDE, INC.


                                    By:
                                       --------------------------
                                    Name:
                                         ------------------------

                                    Title:
                                          -----------------------